NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	March 15, 2010

Uranium Energy Corp Reports Strong Drilling Results at the Company's Palangana ISR Project in South Texas

With Four Drill Rigs Active, Initial 87 Holes of Planned 215-Hole Drilling Program Now Completed and Logged

Corpus Christi, Texas - March 15, 2010 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce excellent drilling results at the Company's 100%-owned Palangana project located in South Texas. In early February, the Company initiated a 215-hole drilling program on six exploration zones at Palangana with the objective to further define and to expand its previously reported Inferred Resources in these zones. This release reports on the 87 holes that have been completed and logged thus far.

The Palangana project is fully permitted for production. It is a prior-producing in-situ recovery (ISR) project located in the South Texas uranium belt approximately 100 miles south of the Company's fully licensed Hobson processing plant. Concurrent with the drilling campaign, the Company is advancing the engineering and economic studies to bring Palangana to near-term production. The plan is to produce and ship uranium-bearing resins from Palangana to Hobson for further processing into dried U3O8, a final product also known as yellowcake.

The Company recently had an independent CSA NI 43-101 compliant Technical Report prepared that provides for a Measured and Indicated Resource at Palangana of 1,057,000 pounds at an average grade of 0.135% eU3O8 located in two zones, and an additional Inferred Resource of 1,154,000 pounds of eU3O8 at an average grade of 0.176% located in six new exploration zones. Please see the Company's press release dated February 23, 2010. The current drilling program is addressing each of these six exploration zones.

Thus far, of the 87 holes analyzed, 43 holes were in the CC Brine Trend where the results have been very positive including 18.5 feet grading 0.636% and 10.5 feet grading 0.848% cU3O8. The Jemison Fence Trend has had 18 new holes drilled in it including 24.5 feet grading 0.341% cU3O8. The results are expected to add to the resources in both trends. Resource estimates will be updated at the conclusion of the drill program.

Amir Adnani, President and CEO, stated, "The early drilling results from Palangana are exciting and indicate that the uranium resource may increase substantially. In addition, as noted below, initial drilling in the well fields earlier produced by Union Carbide show that a significant amount of uranium remains there as well. We are aggressively pursuing resource expansion on both fronts."

The following table lists the results from 19 drill holes where Prompt Fission Neutron logging ("PFN") shows intercepts with a grade-thickness greater than 1, representing a quarter of the total number of delineation holes drilled to date. Grade-thickness ("GT") is the length of the intercept measured in feet multiplied by the average percentage of U3O8 present. Company engineers estimate that zones with GT greater than 0.3 will be shown to be producible. More than half of the initial 87 exploration holes have intercepts with GT greater than 0.3. A properly calibrated PFN probe provides a radiometric reading that directly approximates the uranium content.

DRILL HOLE DESCRIPTION				PFN LOG
Hole Number	Associated Trend	Total Depth of Hole	Depth in Feet to Intercept	Thickness in Feet	Grade in % cU3O8	GT - Grade times Thickness
2707	CC Brine	420	373	18.5	0.636	11.766
2703	CC Brine	420	369	10.5	0.848	8.904
2685	Jemison Fence	400	343	24.5	0.341	8.3545
2709	CC Brine	400	368	6	0.472	2.832
2673	CC Brine	420	369.5	5.5	0.454	2.497
2704	CC Brine	420	377	5	0.488	2.44
2687	Jemison Fence	380	345	10	0.208	2.08
2700	CC Brine	420	376.5	11.5	0.176	2.024
2686	Jemison Fence	400	339.5	6.5	0.271	1.7615
2702	CC Brine	340	304.5	6	0.29	1.74
2665	CC Brine	360	340	4	0.433	1.732
2672	CC Brine	420	375	6	0.277	1.662
2734	NE Garcia	320	271.5	12.5	0.117	1.4625
2671	CC Brine	360	355.5	3	0.472	1.416
2713	CC Brine	420	289.5	7.5	0.172	1.29
2754	CC Brine	440	365.5	7.5	0.168	1.26
2716	CC Brine	420	371.5	4.5	0.253	1.1385
2680	Jemison Fence	380	355.5	5	0.206	1.03

Prior-Producing Well Fields

In conjunction with the ongoing exploration-zone drilling, the Company is also evaluating the former Union Carbide Corp. ("UCC") well fields at Palangana for potentially remaining resources. As part of the initial investigation, a total of 9 exploratory holes have been drilled to date in the historic UCC well fields. The hole locations were designed to test historic well field recovery factors and to evaluate remaining mineralization. As can be seen in the following table, 5 of the 9 holes contain a disequilibrium factor ("DEF") greater than 1. These values should theoretically represent the mineralization that UCC did not recover. The remaining 4 holes have the highest gamma GT values but DEF's less than 1. As can be seen by the PFN GT values of these 4 holes, it is apparent that a significant amount of uranium could still remain in the well fields. This encouraging data is currently under review and further updates will be provided.

		GAMMA LOG			PFN LOG
Hole Number	Total Depth of Hole	Thickness in Feet	Grade in % eU3O8	GT	Thickness in Feet	Grade in % cU3O8	GT	*DEF
2695	300	3.5	0.032	0.11	12.5	0.038	0.48	4.24
2741	340	11.5	0.046	0.53	33.0	0.034	1.12	2.12
2751	340	22.5	0.050	1.13	41.5	0.049	2.03	1.81
2742	310	32.5	0.113	3.67	35.5	0.132	4.69	1.28
2740	340	15.5	0.103	1.60	31.0	0.065	2.02	1.26
2749	340	29.0	0.302	8.76	27.5	0.168	4.62	0.53
2750	340	36.0	0.138	4.97	35.0	0.044	1.54	0.31
2743	320	25.5	0.173	4.41	33.5	0.040	1.34	0.30
2694	360	8.5	0.687	5.84	22.0	0.070	1.54	0.26

*The DEF calculations in this table are based on grade summaries and do not represent grade broken into individual subrolls.

The Company will continue to announce drill results as they become available, both in the exploration trend areas and the historic Union Carbide production area.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Andrew W. Kurrus, PG, Manager of Texas Exploration for the Company, a qualified person under policy NI 43-101.

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States.

Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

About Uranium Energy Corp

Uranium Energy Corp (NYSE-AMEX: UEC) is a U.S.-based exploration and development company with the objective of near-term uranium production in the U.S. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including Palangana, and the Goliad in-situ recovery uranium project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining. The Company is well financed to execute on its key programs.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (512) 535-0832
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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